UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

WisdomTree Investments, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10932	13-3487784
(Commission File Number)	(IRS Employer Identification No.)

250 West 34th Street, 3rd Floor
New York, New York 10119
(Address of Principal Executive Offices) (Zip Code)

(212) 801-2080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WETF	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Cooperation Agreement

On May 25, 2022, WisdomTree Investments, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with ETFS Capital Limited and Graham Tuckwell (together with ETFS Capital Limited, “ETFS”), and Lion Point Capital, LP, Lion Point Capital Holdings GP, LLC and Didric Cederholm (together with Lion Point Capital, LP and Lion Point Capital Holdings GP, LLC, “Lion Point” and, together with ETFS, the “Investor Group”).

Pursuant to the Cooperation Agreement, the Company has agreed to increase the size of its board of directors (the “Board”) by two directors to a total of nine directors and appoint Lynn S. Blake and Deborah A. Fuhr (together, the “New Directors”) as independent members of the Board. Ms. Blake will serve as a Class II director with a term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and Ms. Fuhr will serve as a Class III director with a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Ms. Blake will be appointed to the Compensation Committee of the Board (the “Compensation Committee”), and Ms. Fuhr will be appointed to the Nominating and Governance Committee of the Board (the “Nominating Committee”).

Additionally, the Company formed a four-member Operations and Strategy Committee of the Board (the “Operations Committee”), which will make formal recommendations to the Board on matters, including (i) operational improvement opportunities, (ii) Company strategy and (iii) if the Operations Committee so determines, management changes. The New Directors will join Smita Conjeevaram and Anthony Bossone, existing independent directors of the Company’s Board, on the Operations Committee, and Ms. Conjeevaram will serve as its Chair.

The Company also agreed to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation at the 2022 Annual Meeting to declassify the Board and provide for the annual election of directors starting at the 2022 Annual Meeting (the “Declassification Proposal”) and to recommend that the Company’s stockholders vote in favor of the Declassification Proposal. If stockholder approval of the Declassification Proposal is obtained, the Board will begin the declassification process at the 2022 Annual Meeting and will be declassified fully starting at the Company’s 2024 annual meeting of stockholders.

As part of the Cooperation Agreement, the Investor Group has agreed to customary standstill provisions, which provide that from the date of the Cooperation Agreement until the earlier of (a) the date that is 30 calendar days prior to the deadline for the submission of director nominations by stockholders for the 2023 Annual Meeting and (b) the date that is 90 calendar days prior to the first anniversary of the 2022 Annual Meeting (such period, the “Standstill Period”), the Investor Group will not, among other things: (i) acquire beneficial ownership in, or aggregate economic exposure to, directly or indirectly, the Company’s shares of common stock that would result in ETFS owning or controlling the greater of (A) 10.4% of the then-outstanding shares of common stock in the aggregate and (B) 15,250,000 shares of common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), or Lion Point owning or controlling the greater of (Y) 9.9% of the then-outstanding shares of common stock in the aggregate and (Z) 14,512,042 shares of common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments); (ii) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company; (iii) make any offer or proposal with respect to any extraordinary transactions; or (iv) seek, alone or in concert with others, the appointment, election or removal of any directors in opposition to any recommendation of the Board, in each case as further described in the Cooperation Agreement.

In addition, Lion Point agreed that if it obtains the right to exercise voting rights attached to Voting Securities (as defined in the Cooperation Agreement) in excess of the greater of (i) 3.1% of the voting power of the outstanding Voting Securities and (ii) 4,521,979 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Excess Voting Rights”), then from the end of the Standstill Period through the conclusion of the 2023 Annual Meeting, Lion Point will exercise such Excess Voting Rights in the same proportion in which all other Voting Securities voting on such matter are voted, subject to the terms of the Cooperation Agreement.

The Investor Group has agreed that, during the Standstill Period, it will, and will cause its affiliates and associates to, vote its shares of the Company’s common stock at any meeting of the Company’s stockholders in favor of each director nominated and recommended by the Board for election at any such meeting and, subject to certain limited exceptions, in support of other proposals as recommended by the Board.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Stockholder Rights Agreement

On May 25, 2022, in connection with the Cooperation Agreement, the Company and Continental Stock Transfer & Trust Company, as rights agent, entered into Amendment No. 1 (the “Amendment”) to the Stockholder Rights Agreement, dated as of March 14, 2022 (the “Rights Agreement”). Pursuant to the Amendment, the Final Expiration Date (as defined in the Rights Agreement) was advanced from the Close of Business (as defined in the Rights Agreement) on March 13, 2023 to the Close of Business on June 2, 2022.

As a result of the Amendment, effective as of the Close of Business on June 2, 2022, the Rights (as defined in the Rights Agreement) will expire and no longer remain outstanding, and the Rights Agreement, as amended by the Amendment, will terminate.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Letter Agreement with Ms. Fuhr

As a condition of the Company’s entry into the Cooperation Agreement, Ms. Fuhr entered into a letter agreement (the “Fuhr Letter Agreement”) with the Company pursuant to which, among other things, Ms. Fuhr agreed to comply with the Company’s committee charters, corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and similar governance documents that are generally applicable to members of the Board. Pursuant to the Fuhr Letter Agreement, Ms. Fuhr also agreed to vote any shares of the Company’s common stock, which she beneficially owns and over which she has voting power, in accordance with the Board’s recommendations at all times while she serves as a member of the Board through the conclusion of the 2023 Annual Meeting; provided that Ms. Fuhr will not have such voting obligations with respect to: (i) shares of the Company’s common stock received or awarded to her as compensation for her service as a member of the Board; and/or (ii) any proposal for the election of directors of the Company that does not include her as a member of the Company’s slate of nominees. Ms. Fuhr also agreed to restrict certain consulting activities and certain solicitations, as set forth in the Fuhr Letter Agreement, for a period of nine months following the date she ceases to serve as a member of the Board.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Fuhr Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Cooperation Agreement described in Item 1.01 above, effective May 25, 2022, the Company increased the size of the Board from seven to nine directors and appointed Lynn S. Blake and Deborah A. Fuhr to the Board, effective immediately, with Ms. Blake to serve as a Class II director with a term expiring at the 2022 Annual Meeting and Ms. Fuhr to serve as a Class III director with a term expiring at the 2023 Annual Meeting. The Board has determined that each of the New Directors qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Ms. Blake was appointed to the Compensation Committee, and Ms. Fuhr was appointed to the Nominating Committee. Both of the New Directors were appointed to the Operations Committee.

Both of the New Directors will receive cash and equity compensation as provided under the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, each of the New Directors will receive shares of restricted stock with a value of $6,301 under the Company’s 2016 Equity Plan, which number of shares will be determined based on the closing price of the Company’s common stock on the close of business on the appointment date, and vest on the first anniversary of the appointment date. The Company has entered into its standard director indemnification agreement with each of the New Directors.

Other than as described in Item 1.01 of this Current Report on Form 8-K and the Cooperation Agreement, there are no arrangements or understandings between either of the New Directors or any other persons pursuant to which either of the New Directors was named a director of the Company. Neither the New Directors nor their immediate family members have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Also, on May 25, 2022, the Board appointed Harold Singleton III to serve as a member of the Audit Committee of the Board.

Item 7.01	Regulation FD Disclosure.

On May 26, 2022, the Company issued a press release announcing the matters described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Amendment No. 1 to Stockholder Rights Agreement, dated as of May 25, 2022, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

10.1	Cooperation Agreement, dated May 25, 2022, by and among the Investor Group and the Company.

10.2	Letter Agreement, dated as of May 25, 2022, by and between the Company and Deborah A. Fuhr.

99.1	Press Release, dated May 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders for the 2022 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT

(INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents that the Company files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “SEC Filings” subsection of the “Financial Information” section of the Company’s Investor Relations website at http://ir.wisdomtree.com/ or by contacting Jeremy Campbell, Director of Investor Relations, at jeremy.campbell@wisdomtree.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2022	WISDOMTREE INVESTMENTS, INC.

	By:	/s/ Marci Frankenthaler
	Name:	Marci Frankenthaler
	Title:	Chief Legal Officer and Secretary